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                                                                     Exhibit 3.8

                            BROWN GROUP RETAIL, INC.

                           A Pennsylvania Corporation

                                     BYLAWS

                             Effective: May 28, 2004

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                            BROWN GROUP RETAIL, INC.

                                     BYLAWS

1. SHAREHOLDERS ANNUAL MEETING: An annual meeting of shareholders for the election of directors and the transaction of such other business as may properly come before the meeting commencing with the year 2004, shall be held on the second Wednesday in March in each year at 10:00 a.m., or at such other hour as the Board of Directors may designate, or on such other day and at such hour as the Board of Directors may designate. If the day fixed for the meeting is a legal holiday, the meeting shall be held at the same hour on the next succeeding full business day which is not a legal holiday.

2. SPECIAL MEETINGS: Special meetings of shareholders may be called at any time by the Chairman, the Board of Directors or shareholders entitled to cast at least two-thirds of the votes that all shareholders are entitled to cast at the particular meeting. Upon written request of any person or persons who shall have duly called a special meeting, it shall be the duty of the Secretary to fix the date and hour of the meeting, to be held not more than sixty days after the receipt of the request.

3. PLACE: Each annual or special meeting of shareholders shall be held at the principal office of the Company or at such other place in Pennsylvania or elsewhere as the Board of Directors may designate.

4. NOTICE OF ANNUAL AND SPECIAL MEETINGS: Except as otherwise expressly required by law, notice of each meeting of shareholders, whether

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      annual or special, shall be given at least ten days prior to the date on which the meeting is to be held to each shareholder of record entitled to vote thereat by delivery of a notice thereof to him personally or by sending a copy thereof through the mail or by telegram, charges prepaid, to his address appearing on the books of the Company or as supplied by him to the Company for the purpose of notice. Each such notice shall specify the place, day and hour of the meeting and, in the case of a special meeting, the general nature of the business to be transacted. A written waiver of notice, signed either before or after the date and time fixed for the meeting by the person or persons entitled to such notice, shall be deemed the equivalent of such notice. Neither the business to be transacted at nor the purpose of the meeting need be specified in the waiver of notice of such meeting.

5. QUORUM: The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on a particular matter shall constitute a quorum for the purpose of considering such matters at a meeting of shareholders. If a quorum is not present in person or by proxy, those present may adjourn from time to time to reconvene at such time and place as they may determine. In the case of a meeting called for the election of directors, those present, in person or by proxy, at the reconvened meeting, although less than a quorum for any other purpose, shall nevertheless constitute a quorum for the purpose of electing directors at such reconvened meeting.

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6.    RECORD DATES: The Board of Directors may fix a time nor more than fifty days prior to the date of any meeting of shareholders, or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the shareholders entitled to notice of or to vote at any such meeting, or to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the right in respect to any such change, conversion or exchange of shares. In such case, only such shareholders as shall be shareholders of record at the close of business on the date so fixed shall be entitled to notice of or to vote at such meeting, or to receive payment of such dividend or distribution, or to receive such allotment of rights, or to exercise such rights in respect to any change, conversion or exchange of shares, as the case may be, notwithstanding any transfer of any shares on the books of the Company after the record date fixed as aforesaid.

7. MEETINGS BY CONFERENCE TELEPHONE: One or more shareholders may participate, to the same extent as if he or they were present in person, in a shareholders' meeting by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

                                    DIRECTORS

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8.    NUMBER AND TERM. The business and affairs of the Company shall be managed by a Board of Directors of not less than three nor more than five members. The Board of Directors shall have power to increase or the number of directors. Each director shall be elected at the annual meeting of shareholders to hold office until the annual meeting of shareholders next following his election, and until his successor is elected and qualified. Directors need not be shareholders.

9. VACANCIES: Vacancies in the Board of Directors, including vacancies resulting from an increase in the number of directors, may be filled by a majority of the remaining directors though less than a quorum, by election of a person to serve until the next annual meeting of shareholders.

10. ANNUAL MEETING: An annual meeting of the Board of Directors shall be held each year as soon as practicable after the annual meeting of shareholders, at the place where such meeting of shareholders was held or at such other place as the Board may determine, for the purposes of organization, election or appointment of officers and the transaction of such other business as shall come before the meeting. No notice of the meeting need be given.

11. REGULAR MEETINGS: The Regular meetings of the Board of Directors may be held without notice at such times and at such places in Pennsylvania or elsewhere as the Board may determine.

12. SPECIAL MEETINGS: Special meetings of the Board of Directors may be called by the Chairman or a majority of the directors in office, to be held at such time as will permit the giving of notice as provided in this section and at

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      such place (in Pennsylvania or elsewhere) as may be designated by the person or persons calling the meeting. Notice of the place, day and hour of each special meeting shall be given to each director by the Secretary by written notice mailed or by telephone, on or before the third full business day before the meeting or by notice received personally or by other means at least twenty-four hours before the meeting.

13. QUORUM: A majority of the directors in office shall constitute a quorum for the transaction of business.

14. REMOVAL OF DIRECTORS: The entire Board of Directors or any individual director may be removed at any time either for cause or without cause by the vote of shareholders entitled to cast at least a majority of the votes which all shareholders would be entitled to cast at any annual election of directors, given at a special meeting of the shareholders called for the purpose. The vacancy or vacancies caused in the Board of Directors by such removal may but need not be filled by such shareholders at such meeting.

15. COMPENSATION: Directors shall receive such compensation for their services as shall be determined by the Board of Directors.

16. COMMITTEES: The Board of Directors may, by resolution adopted by a majority of the whole Board, designate one or more committees, each committee to consist of two or more directors. Any such committee to the extent provided in such resolution shall have and exercise the authority of the Board in the management of the business and affairs of the Company. The Board may designate one or more directors as alternate members of any

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      committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of such absent or disqualified member.

17. CONSENT ACTION: Any action which may be taken at a meeting of the directors may be taken without a meeting, if a consent or consents in writing, setting for the action so taken, shall be signed by all of the directors, and shall be filed with the Secretary of the Company.

18. USE OF CONFERENCE CALLS: One or more directors may participate to the same extent as if he or they were present in person, in a meeting of the Board of Directors or a committee thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

                               OFFICERS AND AGENTS

19. OFFICERS: The Board of Directors at any time may elect a President, one or more Vice Presidents, a Treasurer and a Secretary, and may elect or appoint such additional officers and agents as the Board may deem advisable. Any two or more offices may be held by the same person.

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20.   TERM: Each officer and each agent shall hold office until his successor is elected or appointed and qualified or until his death, resignation or removal by the Board of Directors.

21. AUTHORITY, DUTIES AND COMPENSATION: All elected or appointed officers and agents shall have such authority and perform such duties as may be provided in the bylaws or as may be determined by the Board of Directors or the Chairman. They shall receive such compensation for their services as may be determined by the Board of Directors or in a manner approved by it. Notwithstanding any other provisions of these bylaws, the Board shall have power from time to time by resolution to prescribe by what officers or agents particular documents or instruments or particular classes of documents or instruments shall be signed, countersigned, endorsed or executed, provided, however, that any person, firm or company shall be entitled to accept and to act upon any document or instrument signed, countersigned, endorsed or executed by officers or agents of the Company pursuant to the provisions of these bylaws unless prior to receipt of such document or instrument such person, firm or company has been furnished with a certified copy of a resolution of the Board prescribing a different signature, counter-signature, endorsement or execution.

22. PRESIDENT: The President shall be charged with and have the direction and supervision of all of its business and operations with the concurrence of the other officers of the Company. The President shall sign all certificates of

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      stock of the Company or cause them to be signed in facsimile or otherwise as permitted by law.

23. TREASURER: The Treasurer shall keep and account for all moneys, funds and property of the Company which shall come into his hands, and shall render such accounts and present such statements to the Board of Directors as may be required of him. Unless the Board shall prescribe otherwise, the Treasurer shall deposit all funds of the Company which may come into his hands in such bank or banks as the Board may designated and in accounts in the name of the Company, shall endorse for collection bills, notes, checks and other negotiable instruments of the Company or cause them to be signed in facsimile or otherwise as the Board may determine, and shall pay out money as the business of the Company may require, taking proper vouchers therefor. In the absence or disability of the Treasurer, an Assistant Treasurer shall have the authority and perform the duties of the Treasurer.

24. SECRETARY: The Secretary shall give or cause to be given all required notices of meetings of the shareholders and of the Board of Directors, shall attend such meetings when practicable, shall record and keep the minutes and all other proceedings thereof, shall attest such records after every meeting by his signature, shall safely keep all documents and papers which shall come into his possession, shall truly keep the books and accounts of the Company appertaining to his office, shall countersign all certificates of stock of the Company or cause them to be countersigned in facsimile or otherwise as permitted by law, may sign all bills, notes, checks and other negotiable

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      instruments of the Company or cause them to be signed in facsimile or otherwise as the Board of Directors may determine, and shall present statements thereof when required by the Board. In the absence or disability of the Secretary, an Assistant Secretary shall have the authority and perform the duties of the Secretary.

25. REMOVAL OF OFFICERS: Any executive officer of the Company may be removed, either for cause or without cause, by the affirmative vote of a majority of the full Board of Directors. Other officers and agents may be removed either for cause or without cause by the Board of Directors or by the President.

26. VACANCIES: A vacancy in any office or position by reason of death, resignation, removal, disqualification or any other cause shall be filled in the manner provided in this Paragraph 19 for regular appointment to such office.

                             SHARE OF CAPITAL STOCK

27. SHARE CERTIFICATES: Every holder of stock in the Company shall be entitled to a certificate or certificates, to be in such form as the Board of Directors may from time to time prescribe, signed by the President and by the Secretary or an Assistant Secretary, and where signed by a transfer agent or an assistant transfer agent or by a registrar, the signatures of such officers of the Company may be facsimile. Each such certificate shall exhibit the name of the registered holder thereof, the number and class of shares and the designation of the series, if any, which the certificate represents and the

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      number of shares represented thereby. The Board of Directors may, if it so determines, direct that certificates for shares of stock of the Company be signed by a transfer agent and/or registered by a registrar, in which case such certificates shall not be valid until so signed and/or registered.

            In any case any officer of the Company who shall have signed, or whose facsimile signature shall have been used on any certificate for shares of stock of the Company, shall cease to be such officer, whether because of death, resignation or otherwise, before such certificate shall have been delivered, said certificate shall be delivered as though the person who signed such certificate or whose facsimile signature shall have been used thereon had not ceased to be such officer.

28. TRANSFERS OF SHARES: Transfers of shares of stock of the Company shall be made only on the books of the Company by the registered holder thereof or by his attorney thereunto authorized by an instrument duly executed and witnessed and filed with the Company, and on surrender of the certificate or certificates for such shares properly endorsed and evidence of the payment of all taxes imposed upon such transfer. Every certificate surrendered for transfer shall be cancelled and no new certificate or certificates shall be issued in exchange for any existing certificate or certificates until such existing certificate shall have been so cancelled.

29. TRANSFER AGENTS AND REGISTRARS: The Board of Directors may appoint any one or more qualified banks, trust companies or other corporations organized under any law of any state of the United States or

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      under the laws of the United States as agent or agents for the Company in the transfer of the stock of the Company as registrar or registrars of the stock of the Company.

30. LOST, STOLEN, DESTROYED OR MUTILATED CERTIFICATES: New certificates for shares of stock may be issued to replace certificates lost, stolen, destroyed or mutilated upon such terms and conditions, which may but need not include the giving of a satisfactory bond or indemnity, as the Board of Directors may from time to time determine.

31. REGULATIONS RELATING TO SHARES: The Board of Directors shall have power and authority to make rules and regulations not inconsistent with these bylaws as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of stock of the Company.

32. HOLDERS OF RECORD: The Company shall be entitled to treat the holder of record of any share or shares of stock as the holder and owner in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the laws of Pennsylvania.

33. TREASURY SHARES: Shares of the Company's stock held in its treasury shall not be voted, directly or indirectly, at any meeting.

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                               GENERAL PROVISIONS

34. CORPORATE SEAL: The Board of Directors shall prescribe the form of a suitable corporate seal, which shall contain the full name of the Company and the year and state of incorporation. Such seals may be used by causing it or a facsimile or reproduction thereof to be affixed to or placed upon the document to be sealed.

35. FISCAL YEAR: The fiscal year of the Company shall be determined as ending on the Saturday nearest to each January thirty-first, and each ensuing fiscal year shall commence on the day following the ending date of the immediately preceding fiscal year as so determined.

36. FINANCIAL REPORTS TO SHAREHOLDERS: The Board of Directors may but need not cause to be sent to the shareholders of the Company prior to the time of the annual meeting of shareholders a financial report as of the end of the preceding fiscal year. Such report need not be examined or reported upon by an independent certified public accountant

                                 INDEMNIFICATION

37.   INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES:

            a. Actions Involving Directors and Officers. The Company shall indemnify each person who at any time is serving or has served as a director or officer of the Company or at the request of the Company is serving or has served as a director or officer (or in a similar capacity) of any other corporation, partnership, joint venture, trust, employee benefit plan or other

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      enterprise, against any claim, liability or expense incurred as a result of such service, to the maximum extent permitted by law.

            b. Actions Involving Employees or Agents.

                  1. The Company may, if it deems appropriate, indemnify any person who at any time is or has been an employee or agent of the Company or who at the request of the Company is or has been an employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any claim, liability or expense incurred as a result of such service, to the maximum extent permitted by law or to such lesser extent as the Company, in its discretion, may deem appropriate.

                  2. To the extent that any person referred to in subsection 2(b) of this Section 37 has been successful, on the merits or otherwise, in the defense of a civil or criminal proceeding arising out of the services referred to therein, he shall be entitled to indemnification as authorized in such subsection.

            c. Advance Payment of Expenses. Expenses incurred by a person who is or was a director or officer of the Company or who is or was at the request of the Company serving as a director or officer (or in a similar capacity) of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in defending a civil or criminal action or proceeding shall be paid by the Company in advance of the final disposition of such action or proceeding, and expenses incurred by a person who is or was an

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      employee or agent of the Company or who is or was at the request of the
      Company serving as an employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in defending a civil or criminal action or proceeding may be paid by the Company in advance of the final disposition of such action or proceeding as authorized by the Board of Directors, in either case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amounts as, and to the extent, required by law.

            d. Not exclusive. The indemnification and advancement of expenses provided or permitted by this Section 37 shall not be deemed exclusive of any other rights to which any person who is or was a director, officer, employee or agent of the Company or who is or was at the request of the Company serving as a director or officer (or in a similar capacity), employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise may be entitled, whether pursuant to the Company's Certificate of Incorporation, bylaws, the terms of any resolution of the shareholders or Board of Directors of the Company, any agreement or contract or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

            e. Indemnification Agreements Authorized. Without limiting the other provisions of this Section 37, the Company is authorized from time to

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      time to enter into agreements with any director, officer, employee or agent of the Company or with any person who at the request of the Company is serving as a director or officer (or in a similar capacity), employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, providing such rights of indemnification as the Board of Directors may deem appropriate, up to the maximum extent permitted by law; provided that any such agreement with a director or officer of the Company shall not provide for indemnification of such director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled. Any such agreement entered into by the Company with a director may be authorized by the other directors, and such authorization shall not be invalid on the basis that similar agreements may have been or may thereafter be entered into with such other directors.

            f. Insurance. The Company may purchase and maintain insurance to indemnify itself or any person who is or was a director, officer, employee or agent of the Company or who is or was at the request of the Company serving as a director or officer (or in a similar capacity), employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the maximum extent allowed by law, whether or not the

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      Company would have the power to indemnify such person under the provisions of this Section 37.

            g. Certain Definitions. For the purposes of this Section 37:

                  1. Any director or officer of the Company who shall serve as a director or officer (or in a similar capacity), employee or agent of any other corporation, partnership, joint venture, trust or other enterprise of which the Company, directly or indirectly, is or was the owner of a majority of either the outstanding equity interests or the outstanding voting stock (or comparable interests) shall be deemed to be serving as such director or officer (or in a similar capacity), employee or agent at the request of the Company, unless the Board of Directors of the Company shall determine otherwise. In all other instances where any person shall serve as a director or officer (or in a similar capacity), employee or agent of another corporation, partnership, joint venture, trust or other enterprise of which the Company is or was a stockholder or creditor, or in which it is or was otherwise interested, if it is not otherwise established that such person is or was serving as such director or officer (or in a similar capacity), employee or agent at the request of the Company, the Board of Directors of the Company may determine whether such service is or was at the request of the Company, and it shall not be necessary to show any actual or prior request for such service.

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                  2. A corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be considered fines; and action taken or omitted by a person with respect to an employee benefit plan in the performance of such person's duties for a purpose reasonably believed by such person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the corporation.

                  3. References to a corporation include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director or officer (or in a similar capacity), employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall stand in the same position under the provisions of this Section 37 with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

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            h. Survival. Any indemnification rights provided under or granted pursuant to this Section 37 shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Indemnification rights provided under or granted pursuant to this Section 37 shall survive amendment or repeal of this Section 37 with respect to any acts or omissions occurring prior to such amendment or repeal and persons to whom such indemnification rights are given shall be entitled to rely upon such indemnification rights as a binding contract with the Company.

                                   AMENDMENTS

38. The bylaws of the Company may be altered, amended, added to or repealed by vote of a majority of the directors of the Company in office, or by vote of shareholders entitled to cast a majority of the votes, which all shareholders are entitled to cast. Such action may be taken at any annual, regular or special meeting duly convened after notice to the directors or the shareholders of that purpose, given as provided by the bylaws in the case of a special meeting.
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